Apollo Investment Corporation
Reports Financial Results for the Quarter Ended June 30, 2018

Fiscal First Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.15 compared to $0.15 for the quarter ended March 31, 2018

•	Net asset value per share as of the end of the quarter was $6.47 compared to $6.56 as of March 31, 2018, a 1.3% decline

•	Continued to successfully execute portfolio repositioning strategy, including increasing exposure to core strategies(1) to 80% of the portfolio(2) as of the end of the quarter

•	Net leverage(3) as of the end of the quarter was 0.78x, compared to 0.57x as of March 31, 2018

•	Declared a distribution of $0.15 per share

•	Repurchased 1.4 million shares of common stock for an aggregate cost of $7.9 million during the quarter ended June 30, 2018

•	Fitch Ratings affirmed the Company’s investment grade rating in June, and Kroll Bond Rating Agency assigned an investment grade rating to the Company in July(4)
New York, NY — August 8, 2018 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its first fiscal quarter ended June 30, 2018. The Company’s net investment income was $0.15 per share for the quarter ended June 30, 2018, compared to $0.15 per share for the quarter ended March 31, 2018. The Company’s net asset value (“NAV”) was $6.47 per share as of June 30, 2018, compared to $6.56 as of March 31, 2018.
On August 8, 2018, the Board of Directors declared a distribution of $0.15 per share, payable on October 9, 2018 to shareholders of record as of September 24, 2018.
Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “We continue to make considerable progress executing our strategy. During the quarter, we deployed over $350 million with a focus on our core strategies, which now account for 80% of the portfolio, on a fair value basis. We also continue to prepare for the increase in our regulatory leverage which will become effective in April 2019 and which we believe will enable us to accelerate our de-risking investment strategy.”
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(1)	Core strategies include corporate lending, aviation, life sciences, asset based and lender finance.

(2)	On a fair value basis.

(3)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(4)
Fitch Ratings affirmed the Company’s ‘BBB-’ long-term issuer default rating, secured debt rating and unsecured debt rating; removed the ratings from rating watch negative and assigned a negative outlook in June. Kroll Bond Rating Agency assigned ‘BBB-’ issuer and senior unsecured debt ratings with a stable outlook to the Company in July.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
Total assets	$2.57		$2.31		$2.42		$2.45		$2.49
Investment portfolio (fair value)	$2.50		$2.25		$2.35		$2.36		$2.42
Debt outstanding	$1.10		$0.79		$0.88		$0.86		$0.92
Net assets	$1.39		$1.42		$1.44		$1.47		$1.48
Net asset value per share	$6.47		$3.56		$6.60		$6.72		$6.73

Debt-to-equity ratio	0.79	x	0.56	x	0.61	x	0.59	x	0.62	x
Net leverage ratio (1)	0.78	x	0.57	x	0.62	x	0.59	x	0.62	x
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(1)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended June 30,
(in millions)*	2018	2017
Investments made in portfolio companies	$359.0	$342.0
Investments sold	(14.8)	(9.9)
Net activity before repaid investments	344.1	332.1
Investments repaid	(93.8)	(242.0)
Net investment activity	$250.3	$90.1

Portfolio companies at beginning of period	90	86
Number of new portfolio companies	7	11
Number of exited portfolio companies	(1)	(13)
Portfolio companies at end of period	96	84

Number of investments made in existing portfolio companies	20	11

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* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended June 30,
(in millions)*	2018	2017
Net Investment Income	$31.5	$33.3
Net Realized and Change in Unrealized Losses	(18.3)	(4.5)
Net Increase in Net Assets Resulting from Operations	$13.3	$28.8

(per share)* (1)
Net Investment Income	$0.15	$0.15
Net Realized and Change in Unrealized Losses	$(0.08)	$(0.02)
Earnings per share — basic	$0.06	$0.13
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* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM
During the three months ended June 30, 2018, the Company repurchased 1,386,802 shares at a weighted average price per share of $5.68, inclusive of commissions, for a total cost of $7.9 million. During the period from July 1, 2018 through August 7, 2018, the Company repurchased 26,600 shares at a weighted average price per share of $5.58 inclusive of commissions, for a total cost of $0.1 million. Since the inception of the share repurchase program and through August 7, 2018, the Company repurchased 21,842,657 shares at a weighted average price per share of $5.87, inclusive of commissions, for a total cost of $128.1 million, leaving a maximum of $21.9 million available for future purchases under the current Board authorization of $150 million.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON AUGUST 8, 2018
The Company will host a conference call on Wednesday, August 8, 2018 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #2687069 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholder section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through August 29, 2018 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID #2687069. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholder section of the Company’s website at www.apolloic.com.
SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017 were as follows:

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Portfolio composition, at fair value:
Secured debt	84%	82%	81%	80%	77%
Unsecured debt	4%	5%	5%	5%	7%
Structured products and other	3%	3%	4%	5%	6%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	8%	9%	9%	9%	9%
Weighted average yields, at amortized cost (1):
Secured debt portfolio (2)	10.7%	10.7%	10.5%	10.3%	10.2%
Unsecured debt portfolio (2)	11.4%	11.3%	11.2%	11.2%	11.1%
Total debt portfolio (2)	10.7%	10.7%	10.5%	10.3%	10.3%
Total portfolio (3)	9.7%	9.6%	9.6%	9.7%	9.7%
Interest rate type, at fair value (4):
Fixed rate amount	$0.1 billion	$0.1 billion	$0.1 billion	$0.1 billion	$0.2 billion
Floating rate amount	$1.4 billion	$1.2 billion	$1.3 billion	$1.2 billion	$1.2 billion
Fixed rate, as percentage of total	6%	8%	8%	9%	14%
Floating rate, as percentage of total	94%	92%	92%	91%	86%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.1 billion	$0.1 billion	$0.1 billion	$0.1 billion	$0.2 billion
Floating rate amount	$1.4 billion	$1.2 billion	$1.2 billion	$1.2 billion	$1.1 billion
Fixed rate, as percentage of total	6%	8%	9%	9%	15%
Floating rate, as percentage of total	94%	92%	91%	91%	85%
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(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)	Exclusive of investments on non-accrual status.

(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

(4)
The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share and per share data)

	June 30, 2018	March 31, 2018
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,627,841 and $1,471,492, respectively)	$1,601,259	$1,450,033
Non-controlled/affiliated investments (cost — $69,977 and $73,943, respectively)	64,123	68,954
Controlled investments (cost — $815,599 and $723,161, respectively)	830,077	729,060
Cash and cash equivalents	11,612	14,035
Foreign currencies (cost — $1,063 and $1,292, respectively)	1,055	1,298
Cash collateral on option contracts	4,228	5,016
Receivable for investments sold	15,874	2,190
Interest receivable	23,406	22,272
Dividends receivable	7,815	2,550
Deferred financing costs	13,121	14,137
Variation margin receivable	—	1,846
Prepaid expenses and other assets	801	419
Total Assets	$2,573,371	$2,311,810

Liabilities
Debt	$1,102,679	$789,846
Payable for investments purchased	11,453	41,827
Distributions payable	32,293	32,447
Management and performance-based incentive fees payable	17,506	16,585
Interest payable	10,184	5,310
Accrued administrative services expense	1,575	2,507
Variation margin payable on option contracts	1,206	—
Other liabilities and accrued expenses	5,309	5,202
Total Liabilities	$1,182,205	$893,724

Net Assets	$1,391,166	$1,418,086

Net Assets
Common stock, $0.001 par value (400,000,000 shares authorized; 214,925,294 and 216,312,096 shares issued and outstanding, respectively)	$215	$216
Paid-in capital in excess of par	2,628,631	2,636,507
Accumulated over-distributed net investment income	(10,974)	(10,229)
Accumulated net realized loss	(1,189,654)	(1,166,471)
Net unrealized loss	(37,052)	(41,937)
Net Assets	$1,391,166	$1,418,086

Net Asset Value Per Share	$6.47	$6.56

APOLLO INVESTMENT CORPORATION STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$39,443	$38,952
PIK interest income	1,250	2,056
Other income	1,403	1,129
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	—	114
Dividend income	312	1,087
PIK interest income	—	2,437
Other income	—	(306)
Controlled investments:
Interest income (excluding PIK interest income)	14,490	15,075
Dividend income	5,265	4,850
PIK interest income	1,428	1,317
Total Investment Income	$63,591	$66,711
Expenses
Management fees	$8,873	$12,125
Performance-based incentive fees	7,423	7,912
Interest and other debt expenses	13,576	14,215
Administrative services expense	1,638	1,675
Other general and administrative expenses	2,533	2,557
Total expenses	34,043	38,484
Management and performance-based incentive fees waived	(1,856)	(5,009)
Expense reimbursements	(144)	(84)
Net Expenses	$32,043	$33,391
Net Investment Income	$31,548	$33,320
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(9,946)	$(89,839)
Non-controlled/affiliated investments	—	(146,840)
Option contracts	(13,209)	—
Foreign currency transactions	(28)	2,924
Net realized losses	(23,183)	(233,755)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(5,123)	91,238
Non-controlled/affiliated investments	(865)	155,730
Controlled investments	8,579	(7,068)
Option contracts	(567)	—
Foreign currency translations	2,861	(10,684)
Net change in unrealized losses	4,885	229,216
Net Realized and Change in Unrealized Losses	$(18,298)	$(4,539)
Net Increase (Decrease) in Net Assets Resulting from Operations	$13,250	$28,781
Earnings Per Share — Basic	$0.06	$0.13
Earnings Per Share — Diluted	N/A	N/A

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com